                                                                 EXHIBIT h(2)(e)


                                 AMENDMENT NO. 4
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated June 1, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Investment Securities Funds, a Delaware statutory trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS


PORTFOLIOS                                           EFFECTIVE DATE OF AGREEMENT
----------                                           ---------------------------
AIM High Yield Fund                                         June 1, 2000

AIM Income Fund                                             June 1, 2000

AIM Intermediate Government Fund                            June 1, 2000

AIM Limited Maturity Treasury Fund                          June 1, 2000

AIM Money Market Fund                                       June 1, 2000

AIM Municipal Bond Fund                                     June 1, 2000

AIM Short Term Bond Fund                                   August 29, 2002

AIM Total Return Bond Fund                               December 28, 2001"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  June 23, 2003


                                            AIM ADVISORS, INC.


Attest: /s/ JOHN H. LIVELY                  By: /s/ MARK H. WILLIAMSON
       --------------------------              --------------------------------
          Assistant Secretary                     Mark H. Williamson
                                                  President


(SEAL)

                                            AIM INVESTMENT SECURITIES FUNDS


Attest: /s/ JOHN H. LIVELY                  By: /s/ ROBERT H. GRAHAM
       --------------------------              --------------------------------
          Assistant Secretary                     Robert H. Graham
                                                  President


(SEAL)